EXHIBIT 99


Reference is hereby made to the Preliminary Prospectus Supplement of J.P. Morgan Chase Commercial Mortgage Securities Corp., dated March 8, 2005 (the "Preliminary Prospectus Supplement") to the Prospectus dated March 2, 2005. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Preliminary Prospectus Supplement.

The definition of "Rating Agency Trigger Event" under the Swap Contract as described in the Preliminary Prospectus Supplement has been modified, so that such trigger event will occur only if the long-term rating of the Swap Counterparty falls below A3 by Moody's and A- by S&P.

As described in the Preliminary Prospectus Supplement, the occurrence of a Rating Agency Trigger Event under the Swap Contract would require the Swap Counterparty to either post collateral or find an acceptable replacement swap counterparty.